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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 2000
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          TEEKAY SHIPPING CORPORATION
             (Exact name of registrant as specified in its charter)

      REPUBLIC OF THE MARSHALL ISLANDS                         NOT APPLICABLE
      (State or other jurisdiction of               (I.R.S. Employer Identification No.)
        incorporation or organization)

                                    TK HOUSE
                             BAYSIDE EXECUTIVE PARK
                          WEST BAY STREET & BLAKE ROAD
                                     NASSAU
                                  THE BAHAMAS
          (Address of principal executive offices, including zip code)

                          TEEKAY SHIPPING CORPORATION
                         AMENDED 1995 STOCK OPTION PLAN
                           (Full title of the plans)

                             LAWCO OF OREGON, INC.
                                PERKINS COIE LLP
                       1211 S.W. FIFTH AVENUE, SUITE 1500
                          PORTLAND, OREGON 97204-3715
                           ATTENTION: KAREN M. DODGE
                                 (503) 727-2000
(Name, address and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

                               DAVID S. MATHESON
                                PERKINS COIE LLP
                       1211 S.W. FIFTH AVENUE, SUITE 1500
                          PORTLAND, OREGON 97204-3715
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
         TITLE OF SECURITIES            NUMBER TO BE    PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
          TO BE REGISTERED              REGISTERED(1)    OFFERING PRICE    AGGREGATE OFFERING PRICE   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per
  share                                   2,350,000        $38.65625            $90,842,187.50           $23,982.34
----------------------------------------------------------------------------------------------------------------------

(1) Based on shares subject to outstanding options or reserved for future issuance pursuant to the amendment to the 1995 Stock Option Plan, together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high ($39.25) and low ($38.0625) sales prices for the Common Stock on July 25, 2000, as reported for such date on the New York Stock Exchange.

================================================================================

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

        (a) Transition Report of Teekay on Form 20-F for the transition period from April 1, 1999 to December 31, 1999, which contains audited financial statements of the registrant;

        (b) The description of Teekay's Common Stock contained in the Registration Statement on Form 20-F filed with the Commission on July 10, 1995, including any amendments or reports filed for the purpose of updating such description; and

        (c) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the transition period covered by the Transition Report on Form 20-F referenced above.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Teekay Shipping Corporation ("Teekay") is a Marshall Islands corporation. The Marshall Islands Business Corporation Act ("MIBCA") provides that a Marshall Islands corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful. A Marshall Islands corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in the MIBCA.

     In addition, a Marshall Islands corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of the MIBCA.

     Section J of the Company's Articles of Incorporation, as amended, provides that to the fullest extent permitted under the MIBCA, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. Section 10.00 of the Company's Bylaws provides that any person who is made party to a proceeding by virtue of being an officer or director of the Company or, being or having been such a director or officer or an employee of the Company, serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, shall be indemnified and held harmless to the fullest extent permitted by the MIBCA against any and all expense, liability, loss (including attorneys' fees, judgments, fines or penalties and amounts paid in settlement) actually incurred or suffered by such person in connection with the proceeding.

     In addition, the Company has entered into separate Indemnification Agreements with each of the Company's officers and directors listed in the Registration Statement which provide for indemnification of the director or officer against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative except to the extent that such person is otherwise indemnified, such action, suit or proceeding arose out of such person's intentional misconduct, knowing violation of law or out of a transaction in which such director or officer is finally judicially determined to have derived an improper personal benefit or if it shall be determined by a final judgment or other final adjudication that such indemnification was not lawful.

ITEM 8.  EXHIBITS

Exhibit
Number                             Description
-------    ------------------------------------------------------------
   5.1     Opinion of Watson, Farley & Williams regarding legality of the Common Stock being registered

  23.1     Consent of Ernst & Young, Chartered Accountants

  23.2 Consent of Watson, Farley & Williams (included in opinion filed as Exhibit 5.1)

  24.1     Power of Attorney (see signature page)

  99.1     Teekay Shipping Corporation Amended 1995 Stock Option Plan

ITEM 9.  UNDERTAKINGS

A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on the 26th day of July, 2000.

                                          TEEKAY SHIPPING CORPORATION

                                          By: /s/ Bjorn Moller
                                            ------------------------------------
                                              Bjorn Moller
                                              President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Bjorn Moller and Peter S. Antturi, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 26th day of July, 2000.

                      SIGNATURE                                              TITLE
                      ---------                                              -----


                  /s/ Bjorn Moller                       President, Chief Executive Officer and
-----------------------------------------------------    Director (Principal Executive Officer)
                    Bjorn Moller


                /s/ Peter S. Antturi                     Vice President, Chief Financial Officer,
-----------------------------------------------------    Treasurer and Director (Principal Financial
                  Peter S. Antturi                       and Accounting Officer)


                   /s/ C. Sean Day                       Director and Chairman of the Board
-----------------------------------------------------
                     C. Sean Day


                 /s/ Axel Karlshoej                      Director and Chairman Emeritus
-----------------------------------------------------
                   Axel Karlshoej


                  /s/ Bruce C. Bell                      Director and Secretary
-----------------------------------------------------
                    Bruce C. Bell


               /s/ Michael D. Dingman                    Director
-----------------------------------------------------
                 Michael D. Dingman


                 /s/ Morris L. Feder                     Director
-----------------------------------------------------
                   Morris L. Feder


                 /s/ Steve G.K. Hsu                      Director
-----------------------------------------------------
                   Steve G.K. Hsu


               /s/ Thomas Kuo-Yuen Hsu                   Director
-----------------------------------------------------
                 Thomas Kuo-Yuen Hsu


                  /s/ Leif O. Hoegh                      Director
-----------------------------------------------------
                    Leif O. Hoegh

                               INDEX TO EXHIBITS

Exhibit
Number                           Description
-------  ------------------------------------------------------------
  5.1    Opinion of Watson, Farley & Williams regarding legality of the Common Stock being registered

 23.1    Consent of Ernst & Young, Chartered Accountants

 23.2 Consent of Watson, Farley & Williams (included in opinion filed as Exhibit 5.1)

 24.1    Power of Attorney (see signature page)

 99.1    Teekay Shipping Corporation Amended 1995 Stock Option Plan